Exhibit 99.1

Ener-Core Signs Definitive Agreements for Private Placement Transaction

IRVINE, California, December 31, 2015 — Ener-Core, Inc. (“Ener-Core”) (OTCQB: ENCR), a provider of commercialized Power Oxidation technology and equipment that generates clean power from low-quality waste gases and is deployable in a wide variety of industries, today announced that it entered into definitive agreements on December 30, 2015, with certain institutional and other accredited investors for a private placement of 625,000 shares of common stock at a price of $4.00 per share and five-year warrants to purchase up to an additional 312,500 shares of common stock at an exercise price of $5.00 per share for an aggregate offering amount of $2.5 million, before deducting placement agent commissions. As part of the terms of the private placement, the Company has agreed to file a registration statement to register for resale the shares of common stock and the shares underlying the warrants issued in the private placement. The private placement is expected to close on or about December 31, 2015, subject to satisfaction of customary closing conditions.

Ener-Core intends to use the proceeds from the private placement for general corporate purposes and to continue supporting the fulfillment of product deliveries against closed commercial orders.

Northland Capital Markets and Lake Street Capital Markets acted as joint placement agents for the offering. Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

Further details regarding the private placement are described in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

The securities offered in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Ener-Core, Inc.

Irvine, California-based Ener-Core, Inc. designs, develops, manufactures and has commercially deployed unique systems that generate base-load, clean power from polluting waste gases including methane. Ener-Core’s patented Power Oxidizer turns one of the most potent pollution sources into a profitable source of base-load clean energy. Ener-Core’s technology offers an alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and reducing the costs of compliance with environmental regulations.

Ener-Core offers a variety of platforms including the 250kW Ener-Core Powerstation EC250, the Ener-Core Power Oxidizer 333 kW Powerstation and the larger counterpart, the 2MW Ener-Core Powerstation KG2-3GEF/PO.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “intends, “estimated,” “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” and similar words. These statements include, among others, expectations regarding the closing of the private placement and are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated, which include, but are not limited to, risks and uncertainties associated with market conditions, the satisfaction of closing conditions related to the private placement and other risks and uncertainties that are discussed in Ener-Core’s documents that are filed with the SEC from time to time. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein or required by law, Ener-Core assumes no obligation to update forward-looking statements.

CONTACTS:

Investor Relations:

Dian Griesel Int’l.

Susan Forman

(212) 825-3210

or

Cheryl Schneider

(212) 825-3210